Exhibit 10(o)


                                   2 JULY 1996




                       EASTERN MERCHANT PROPERTIES LIMITED


                       EASTERN MERCHANT GENERATION LIMITED








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                                   UNDERLEASE
                            OF COMMERCIAL PREMISES AT
                    DRAKELOW, BURTON-ON-TRENT, STAFFORDSHIRE

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                               SLAUGHTER AND MAY,
                              35 BASINGHALL STREET,
                                 LONDON EC2V 5DB





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                                    CONTENTS

CLAUSE                                                                     PAGE


1.       INTERPRETATION......................................................  1

2.       DEMISE AND RENT.....................................................  6

3.       GENERATION'S COVENANTS..............................................  7

4.       PROPERTIES' COVENANTS...............................................  7

5.       PROVISOS............................................................  7

SCHEDULE 1

         Part 1 The Demised Premises.........................................  8
         Part 2 The Estate...................................................  8
         Part 3 Rights Granted...............................................  8
         Part 4 Rights Excepted and Reserved................................. 14
         Part 5 Documents referred to in Clause 2............................ 17
         Part 6 Ash Pipeline Documents referred to in Clause 2............... 18
         Part 7 Permits and other documents referred to in
                Clause 2..................................................... 19

SCHEDULE 2

         Not used.............................................................18

SCHEDULE 3

         Generation's Covenants.............................................. 21

SCHEDULE 4

         Properties' Covenants............................................... 29

SCHEDULE 5

         Decommissioning Arrangements........................................ 30

SCHEDULE 6

         Provisos Agreements and Declarations................................ 31

SCHEDULE 7

         Part I Mobile Equipment............................................. 33

         Part 2 Strategic Spares............................................. 34

SCHEDULE 8................................................................... 34


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                               H.M. LAND REGISTRY

                       LAND REGISTRATION ACTS 1925 - 1986


County and District                    :            Staffordshire, East
                                                    Staffordshire

Title Number                           :

Property                               :             Drakelow "C" Power Station


THIS UNDERLEASE is made on 2 July 1996

BETWEEN:

EASTERN MERCHANT PROPERTIES LIMITED (registered in England and Wales with number 3181383), whose registered office is at Wherstead Park, Wherstead, Ipswich, Suffolk 1P9 2AQ ("Properties"); and

EASTERN MERCHANT GENERATION LIMITED (registered in England and Wales with number 3116225), whose registered office is at Wherstead Park, Wherstead, Ipswich, Suffolk 1P9 2AQ
("Generation").

NOW THIS DEED WITNESSES as follows:

1.       INTERPRETATION

1.1      Definitions

         In this Lease unless the context otherwise requires the following expressions shall have the following meanings:

         "Acts" means Environmental Laws, Planning Acts and any statutes, statutory instruments, directives, regulations and bylaws which are relevant to the Demised Premises;

         "Agreement for Lease" means the agreement dated 22 November 1995 made between PowerGen (1) and Eastern Group plc (2) (as amended by a Deed of Variation dated 2nd July made between the same parties as that agreement) pursuant to which, inter alia, the Headlease was granted;

         "Basic Rent" means the clear yearly rent of Five Hundred
         Pounds ((pound)500);

         "CEGB" means Central Electricity Generating Board;

         "Clawback" means any financial liability arising from the Clawback Debenture;


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         "Clawback Debenture" means the debenture dated 2 November 1990 made between PowerGen (1) and The Secretary of State for Energy (2);

         "Demised Premises" means the land and buildings comprising Drakelow "C" power station more particularly described in Part 1 of Schedule 1 and any part together with all buildings now or hereafter during the Term constructed or erected thereon, all additions, alterations and improvements thereto and the fixtures, fittings, plant, equipment and machinery therein (other than tenant's and trade fixtures and fittings and any plant, machinery and equipment belonging to, or acknowledged by PowerGen, Properties or Generation as belonging to, The National Grid Company plc or East Midlands Electricity plc) and the Mobile Equipment and the Strategic Spares;

         "Environment" means all, or any, of the following media, namely the air (including without limitation the air within buildings and the air within other natural or man-made structures above or below ground), water and land and any living organisms or systems supported by those media;

         "Environmental Laws" means the following:

         (a) all international, European, Union, national or local treaties, statutes, directives, legislation, common law or other laws concerning Environmental Matters and all regulations and subordinate legislation made thereunder which are in force at the date of this Lease;

         (b) sections 78A - 78Y of the Environmental Act 1990 as amended and section 161 (as amended) of the Water Resources Act 1990; and

         (c) judicial and administrative interpretation of the foregoing.

         "Environmental Covenant" means the agreement to pay certain sums in relation to Environmental Liabilities or Remedial Works given by PowerGen to Eastern Group plc pursuant to clause 11 of the Agreement for Lease;

         "Environmental Liabilities" means liabilities under Environmental Laws in relation to Environmental Matters including monetary claim, award, fine, sums agreed by way of settlement, legal and/or consultants fees or liability to make good, repair, reinstate, treat or clean up the Demised Premises or (insofar as it is affected by the operation of the generation of electricity carried on from the Demised Premises) the Environment in the vicinity of the Demised Premises;




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         "Environmental Matters" means:

         (a) the disposal, release, spillage, deposit, escape, discharge, leak or emission of, contact with, and exposure of, any person to Hazardous Materials or Waste;

         (b) the creation of any noise, vibration, radiation, common law or statutory nuisance, or other adverse impact on the Environment;

         (c) any other matters relating to the condition, protection, maintenance, restoration or replacement of the Environment or any part of it arising directly or indirectly out of the manufacturing, processing, treatment, keeping, handling, use (including as a building material), possession, supply, receipt, sale, purchase, import, export, transportation or presence of Hazardous Materials or Waste;

         "Estate" means the land and premises belonging to PowerGen more particularly described in Part 2 of Schedule 1;

         "Generation" includes its successors in title and assigns;

         "Handover Date" means the date being the later of (a) three months after Generation shall have notified Properties and PowerGen in writing that it has ceased using the Demised Premises for the generation of electricity and (b) one month after formal notification has been received by Properties and PowerGen that the power station within the Demised Premises has been electrically disconnected from the 275kV/4OOkV substation adjoining the Demised Premises;

         "Hazardous Materials" means anything which alone or in combination with others is capable of causing harm or damage to property or to man or any other organism supported by the Environment including, without limitation, hazardous substances, pollutant, contaminants, petroleum, petroleum products and radio active materials;

         "Headlease" means the Lease of even date made between PowerGen and Properties pursuant to which Properties holds the Demised Premises;

         "High Marnham Lease" means the lease of premises comprising High Marnham Power Station, Newark, Nottinghamshire dated the same date as this Lease and made between PowerGen (1) and Properties (2);

         "Mobile Equipment" means the plant, machinery and equipment listed in Part 1 of Schedule 7;



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         "Mobile Equipment Rent" means the clear yearly rent of Twenty Thousand
         Pounds ((pound)20,000) payable in respect of the Mobile Equipment;

         "NGC" means The National Grid Company plc;

         "Perpetuity Period" means the period expiring on the sooner of eighty years from the date hereof and the Termination of the Term;

         "Planning Acts" means the Town & Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991, the Local Government and the Land Act 1980, the Local Government (Miscellaneous Provisions) Act 1982, the Housing and Planning Act 1986 and any Act for the time being in force of a similar nature and any laws and regulations intended to control or regulate the construction demolition alteration or change of use of land or buildings or to preserve or protect the national heritage;

         "PowerGen" means PowerGen plc (registered in England and Wales with number 2366970 whose registered office is at 53 New Broad Street, London EC2M 1JJ) and includes the estate owners for the time being of the reversion immediately expectant on the termination of the Headlease;

         "Prescribed Rate" means two per centum per annum above the Screen Rate, such rate to apply as well as before any judgment;

         "Properties" includes the estate owners for the time being of the reversion immediately expectant on the Termination of the Term;

         "Rent" means thirty-one million two hundred and fifty thousand pounds ((pound)31,250,000) per annum until the expiration of the eighth year or the Term and thereafter during the residue of the Term five the Basic Rent (subject to review in accordance with the terms of Schedule
         8);

         "Rent Days" means 25th March, 24th June, 29th September and 25th December in each year and "Relevant Rent Day" shall be construed accordingly;

         "Retained Land" means that part of the Estate which is not part of the Demised Premises;

         "Screen Rate" means, in relation to any relevant period for which an interest calculation is to be made, the arithmetic mean (rounded to three decimal places with the mid-point rounded up) of the offered quotations in Pounds Sterling for


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         that period which appear on the relevant page of the Reuter
         Monitor Money Rates Services at 11 a.m. (London time) on the first day of that period;

         "Strategic Spares" means the spare plant and equipment listed in Part 2 of Schedule 7 other than any such plant and equipment that has, prior to the date of this Lease, been affixed to the land and buildings otherwise comprised within the Demised Premises;

         "Term" means the term hereby granted;

         "Termination of the Term" means the determination of the Term whether by effluxion of time, re-entry or otherwise howsoever;

         "Value Added Tax" means Value Added Tax pursuant to the Value Added Tax Act 1994 and any other tax replacing or supplementing the same from time to time;

         "Waste" includes any unwanted or surplus substance irrespective of whether it is capable of being recycled or recovered or has any value.

1.2      Construction

         This Lease shall, unless the context otherwise requires, be construed on the basis that:

         (A) where the Tenant for the time being comprises more than one person, covenants and obligations assumed by the Tenant shall be construed as made by all such persons jointly and severally;

         (B) the Term shall be deemed to commence for all purposes on the date of commencement specified in clause 2;

         (C) references to any Act of Parliament, order, instrument, regulation, direction or plan shall be deemed also to refer to any statutory or other modification or reenactment thereof from time to time in force and to include any requirement having the force of law in the United Kingdom and any subordinate legislation, order, instrument, regulation, direction or plan from time to time in force made or issued thereunder or deriving validity therefrom or from any enactment repealed thereby or under any such modification or re-enactment;

         (D) any covenant on the part of Generation not to do any act of thing shall include an obligation on the part of Generation to use reasonable endeavours not to permit or suffer such act or thing;



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         (E)      words denoting one gender include the other genders and words denoting persons include firms and corporations and vice versa:

         (F) clause, Schedule, Appendix and paragraph headings shall not affect the interpretation of this Lease and references to any clause, Schedule, Appendix and paragraph are references to clauses, schedules, and appendix and paragraphs of this Lease;

         (G) reference to any right exercisable by Properties or any right exercisable by Generation in common with Properties shall be construed as including (where appropriate) the exercise of such right (i) by PowerGen and all persons authorized by PowerGen pursuant to the Headlease (ii) in common with all other persons having a like right and (iii) where under the terms of this Lease the consent of Properties is required for any matter or thing the consent of PowerGen under the terms of the Headlease shall also be required.

2.       DEMISE AND RENT

         Properties HEREBY DEMISES unto Generation the Demised Premises TOGETHER WITH so far as Properties is able to grant the same the rights set out in Part 3 of Schedule 1 EXCEPTING AND RESERVING unto Properties and PowerGen and to all other persons from time to time entitled thereto the rights set out in Part 4 of Schedule 1 TO HOLD the Demised Premises unto Generation SUBJECT TO (and, where relevant and applicable, with the benefit of) the rights, covenants, obligations and other matters affecting the Demised Premises and all licenses, consents, permissions and agreements at the date of this Lease affecting the operation of the Demised Premises and the power station erected thereon and in particular (but without prejudice to the generality of the foregoing) those matters more particularly contained or referred to in the documents short particulars whereof are set out in Parts 5, 6 and 7 of
         Schedule 1 as far as the same relate to the Demised Premises and are subsisting and capable of taking effect for a term of ninety-nine (99) years (less three days) commencing on 2nd July 1996 YIELDING AND PAYING therefor unto Properties without deduction, set-off or counterclaim (except such as Generation may be required by law to deduct notwithstanding any stipulation to the contrary), (a) in relation to the Demised Premises (excluding the Mobile Equipment) yearly during the Term and so in proportion for any period less than a year, the Rent which shall be paid whether or not demanded in arrears by equal quarterly payments on each of the Rent Days and (b), in relation to the Mobile Equipment, yearly until the Handover Date and so in proportion for any period less than a year, the Mobile Equipment Rent which shall be paid


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         whether or not demanded in arrear on 10 August in each year the first payment being made on 10 August 1997 in respect of the year ending 30 June 1997.

3.       GENERATION'S COVENANTS

         Generation covenants with Properties in manner set out in Schedule 3.

4.       PROPERTIES' COVENANTS

         Properties covenants with Generation in manner set out in Schedule 4.

5.       PROVISOS

         It is agreed and declared in manner set out in Schedules 5 and 6.

DULY DELIVERED AS A DEED on the date inserted on page 1.




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                                   SCHEDULE 1

                                     PART 1
                              THE DEMISED PREMISES

All those pieces or parcels of land and river edged red on Plan 1 annexed hereto and situate at and forming part of the Estate and known as Drakelow "C" Power Station, Burton-on-Trent, Staffordshire together with the buildings, plant and other structures erected thereon.


                                     PART 2
                                   THE ESTATE

All those pieces or parcels of land edged blue on Plan 1 annexed hereto.


                                     PART 3
                                 RIGHTS GRANTED

The following rights (in common with Properties and PowerGen and all others now or hereafter entitled to the like rights):

1.       SUBSTATION RIGHTS/INTERFACE AGREEMENT RIGHTS

         (i) The rights contained in Part II and in paragraph 2 of Part V of the Schedule to a lease of the 275kV/4OOkV substation adjoining the Demised Premises dated 31st March 1990 and made between PowerGen (1) and NGC (2);

         (ii) The rights in favor of PowerGen contained in an Interface Agreement dated 31st March 1990 and made between NGC (1) and PowerGen (2).

2.       ROADS

         (i) To pass and repass at all times and for all purposes (with or without vehicles or other plant, machinery, equipment or otherwise) connected with access to and egress from that part of the Demised Premises marked "pump house" on Plan I ("the pump house") and the bridge on the Retained Land marked "ash bridge" on Plan 1 ("the ash bridge") over and along the road and footpath on the Retained Land the approximate position of which is shown colored brown on Plan 1;

         (ii) To pass and repass at all times and for all purposes (with or without vehicles or other plant, machinery or equipment or otherwise) over the roadway on the Retained Land running between the points marked C and D on Plan 1;

         (iii) In substitution for the rights granted by sub-paragraphs (i) and/or (ii) above to pass and repass at all times along such other road or roads as may be constructed from time to time during the Perpetuity Period and designated from time to time for the purpose (such road or roads being materially no less convenient as a means of access to and egress from the pump house and the ash bridge and around the perimeter of the Demised Premises as those referred to in sub-paragraphs 2(i) and 2(ii) above) as have not been adopted by the Local Authority as maintainable by such Authority SUBJECT TO Generation cleansing, maintaining, repairing, renewing and replacing the roads referred to in sub-paragraphs (i), (ii) and
                           (iii) as and when necessary (in Generation's reasonable opinion) in order to keep such roads in adequate repair and condition (provided that there shall be no obligation to keep such roads in a better state and condition that they are at the date hereof) PROVIDED THAT the use of any of the roads and footpaths referred to in sub-paragraphs
                           (i), (ii) and (iii) shall be subject to all and any reasonable regulations as to direction of traffic flow thereover or other traffic control arrangements notified by Properties or PowerGen to Generation in writing.

3.       SERVICES

         The free and uninterrupted passage and running of water, soil, gas, electricity and pulverized fuel ash and furnace bottom ash, telephone and other services from and to the Demised Premises through and along all conduits mains, pipes, wires and cables or other conducting media and all or any other services now or hereafter during the Perpetuity Period provided for the Demised Premises and/or the lighting tower referred to in paragraph 7 of this Part of this Schedule and/or for the water cooling towers and sewage works referred to in paragraph 8 of this Part of this Schedule and laid in under or over the Estate or the adjoining or neighboring land (if any) belonging to PowerGen or in under or over any property across which PowerGen shall have rights to carry the same for the passage of surface water ash slurry and sewage from and water gas electricity and other services to and from the Demised Premises SUBJECT TO Generation cleansing, maintaining, repairing, renewing and replacing such drains, sewers, channels and watercourses and water, gas, electric and pulverized fuel ash and furnace bottom ash conduits, mains, pipes, wires and cables or other conducting media as and when necessary (in Generation's reasonable opinion) in order to keep them in good and substantial repair and condition.

4.       INLET CULVERT AND WATER PIPELINE

         Without prejudice to the generality of paragraph 3 of this Part of this Schedule to use the concrete water culvert running under that part of the Retained Land colored brown on Plan I from the pump house to the other part of the Demised Premises such pipeline to be used for the passage of water from the pump house to the Drakelow "C" Power Station on the Demised Premises and to use the water pipeline running over the ash bridge and thereafter under the Retained Land to the Demised Premises SUBJECT TO Generation cleansing, maintaining, repairing, renewing and replacing the culvert and the water pipeline as and when necessary (in Generation's absolute discretion with respect to the inlet culvert and in Generation's reasonable opinion with respect to the water pipeline) in order to keep the culvert in good and substantial repair and condition PROVIDED THAT if at any time after Completion water shall spill, leak or otherwise discharge from such inlet culvert or water pipeline over the Retained Land as a result of any damage to the inlet culvert or water pipeline (or any part thereof), Generation shall be under an obligation to repair, renew or replace the relevant damaged part of such inlet culvert or water pipeline running under the Retained Land without unreasonable delay.

5.       ASH PIPELINE

         Without prejudice to the generality of paragraph 3 of this Part of this Schedule to use the ash pipeline running under that part of the Retained Land colored brown on Plan 1 and over the ash bridge between the point marked "Z" on Plan 1 and the Demised Premises such pipeline to be used for the passage of ash from the Drakelow "C" Power Station on the Demised Premises to and over the ash bridge SUBJECT TO Generation cleansing, maintaining, repairing, renewing and replacing the pipeline as and when necessary (in Generation's absolute discretion) in order to keep the pipeline in good and substantial repair and condition PROVIDED THAT if at any time after Completion ash shall spill, leak or otherwise discharge from the ash pipeline over the Retained Land as a result of any damage to that ash pipeline (or any part thereof), Generation shall be under an obligation to repair, renew or replace the relevant damaged part of such ash pipeline without unreasonable delay.

6.       ENTRY FOR MAINTENANCE PURPOSES

         The right to enter upon the Retained Land (and any other adjoining or neighboring land over which Properties shall have rights of entry, insofar as Properties is able to grant such rights thereover), at all reasonable times on reasonable written notice (except in the case of emergency when no notice shall be required) with or without workmen and others and all necessary appliances and materials for the purposes of inspecting, maintaining, cleansing, repairing, renewing and replacing: the roads referred to in paragraph 2 of this Part of this Schedule; the conducting media referred to in paragraph 3 of this Part of this Schedule; the inlet culvert and water pipeline referred to in paragraph 4 of this Part of this Schedule; the ash pipeline referred to in paragraph 5 of this Part of this Schedule; the railway sidings, signalbox, cabling and lighting tower referred to in paragraph 7 of this Part of this Schedule; the water cooling towers and sewage works referred to in paragraph 8 of this Part of this Schedule; the electrical and other connections and switches referred to in paragraph 9 of this Part of this Schedule; the ash lagoon referred to in paragraph 10 of this Part of this Schedule; the water discharge points referred to in paragraph 11 of this Part of this Schedule; the information technology equipment referred to in paragraph 12 of this Part of this Schedule; the telephone equipment referred to in paragraph 13 of this Part of this Schedule; the pump house; the boundary fences surrounding the Demised Premises erected by Generation in accordance with its covenant contained in paragraph 16.3 of Part 1 of Schedule 3 and any other ducts, conduits, pipes, drains, channels, watercourses, sewers, wires and cables and other conducting media and all connections serving the Demised Premises and to exercise any of the rights granted to Generation and to comply with any of the obligations on the part of Generation pursuant to this Lease SUBJECT TO the persons exercising such rights causing as little damage as reasonably practicable to the Retained Land and making good or procuring the making good of all damage to the fabric thereof thereby occasioned.

7.       RAILWAY CORRIDOR

         The right to use that part of the Retained Land shown colored green on Plan 1 (or such other part of the Retained Lard as PowerGen in its absolute discretion shall designate PROVIDED THAT the point at which the railway corridor joins the Demised Premises shall not be altered from its current position shown on Plan 1 and PROVIDED FURTHER that Properties shall not without Generation's agreement, agree that PowerGen may alter the position of the railway corridor, thereby interrupt or materially interfere with, or prevent the continued use of, railway sidings from the Railtrack plc main line as a railway corridor for the siting of railway sidings to serve the Demised Premises together with the right (for itself or for Railtrack plc) to erect (if necessary) in such location as PowerGen shall reasonably agree and retain a signalbox on the Retained Land and such cabling relating to such railway sidings and such signalbox as is necessary from time to time together with the right to use the lighting tower marked Y on Plan 1 SUBJECT TO Generation cleansing, maintaining, repairing, renewing and replacing the sidings, the signalbox and any associated cabling and the lighting tower as and when necessary (in Generation's absolute discretion save where Generation is required to do so pursuant to the provisions of an Agreement dated 28th March 1994 made between British Railways Board (1) and PowerGen (2)) in order to keep the sidings, the signalbox and any associated cabling and the lighting tower in good and substantial repair and condition.

8.       WATER COOLING TOWERS AND SEWAGE WORKS

         To the extent that the relevant works referred to in paragraph 2.2 of
         Schedule 4 of the Headlease have not been completed prior to the date of this Lease, a temporary right to use the water cooling towers and the sewage works (and the related pipework) now situated on the Retained Land at all times and for all purposes (in each case, such right to continue only until PowerGen shall have completed the relevant works in accordance with the Headlease).

9.       ELECTRICAL CONNECTIONS

         To the extent that relevant works referred to in paragraph 2.2 of
         Schedule 4 of the Headlease have not been completed prior to the date of this Lease, a temporary right to use the electrical switches, connections, lines, wires and cables currently situated in the Drakelow "B" power station and other parts of the Retained Land (other than in the 275kV/4OOkV substation forming part thereof) such right to continue only until PowerGen shall have completed the relevant works referred to in paragraph 2.2 of Schedule 4 of the Headlease.

10.      "B" ASH LAGOON

         To the extent that the relevant works referred to in paragraph 2.2 of
         Schedule 4 of the Headlease have not been completed prior to the date of this Lease, a temporary right to use the ash lagoon on the Retained Land marked "Lagoon B" on Plan 1, together with the water pipeline running thereto from the Demised Premises and the water pipeline running from Lagoon B to the discharge point or points to which the pipeline connects, for the passage of water from Drakelow "C" Power Station on the Demised Premises to and from Lagoon B such right to continue until the appropriate valves attached to the water pipelines have been switched by PowerGen in order that the passage of water from the Demised

         Premises shall pass to the outfall on the Demised Premises rather than passing to Lagoon B.

11.      DISCHARGE OF WATER

         The right to use whichever points of discharge of water are required for the operational use of the Drakelow "C" Power Station insofar as such points of discharge are situated on the Retained Land SUBJECT TO Generation cleansing, maintaining, repairing, renewing and replacing the same as and when necessary (in Generation's absolute discretion).

12.      EMERGENCY ACCESS

         A right of way without interference through the Retained Land in the event of fire or other emergency.

13.      INFORMATION TECHNOLOGY EQUIPMENT

         (i) A temporary right to use the information technology equipment and all cabling and ancillary apparatus currently situated in Drakelow "B" Power Station until such time as Generation's information technology equipment is installed in Drakelow "C" Power Station (and in any event such right shall continue only until 31st July 1997 at the latest);

         (ii) A right to move the aforesaid information technology equipment from Drakelow "B" Power Station to Drakelow "C" Power Station SUBJECT TO the persons exercising such rights causing as little damage as reasonably practicable to the Retained Land and making good or procuring the making good of all damage to the fabric thereof thereby occasioned.

14.      TELEPHONE EQUIPMENT AND CABLING

         (i) A temporary right to use the telephone equipment and cabling relating thereto currently situated in Drakelow "B" Power Station until the earlier of:

                  (a) Generation moving the aforesaid telephone equipment and cabling from Drakelow "B" Power Station to Drakelow "C" Power Station; and

                  (b)      31st July 1997;

         (ii) A right to move the aforesaid telephone equipment from Drakelow "B" Power Station to Drakelow "C" Power Station SUBJECT TO the persons exercising such rights causing as little damage as reasonably practicable to the Retained Land and making good or procuring the making good of all damage to the fabric thereof thereby occasioned.

15.      WORKS TO AND USE OF ADJOINING PREMISES

         At all times during the Term without reference to Properties or PowerGen or making any compensation to Properties therefor to:

         (a) execute or permit or suffer the execution of works or alterations on or to the Demised Premises or the demolition, rebuilding, alteration or extension of any buildings or structures now or hereafter erected on such Demised Premises;

         (b) use or deal with the Demised Premises and such buildings and premises thereon in such manner as Generation may in its absolute discretion think fit;

         provided that such rights shall be exercised so as to cause as little inconvenience to PowerGen as is reasonably practicable and any physical damage caused to the Retained Land as a result of the exercise of such rights shall be made good to the reasonable satisfaction of PowerGen at the expense of the person causing such damage.


                                     PART 4
                          RIGHTS EXCEPTED AND RESERVED

1.       ROADS

         The right to pass and repass at all times and for all purposes connected with access to and egress from the Retained Land over and along that part of the road on the Demised Premises running between points E and C as shown on Plan 1, such right to extend to all persons who are from time to time permitted by PowerGen to fish along the bank of the River Trent within the Retained Land and to all persons entitled (upon reasonable proof of identity and entitlement) to obtain access to the wildlife reserve situated on the Retained Land for such time as the said reserve remains in existence.

2.       NEW ROAD

         The right, after the Date of Practical Completion, to construct a road across the Demised Premises between the points marked A and B on Plan 1 and thereafter the right to pass and repass at all times and for all purposes connected with access to and egress from one part of the Retained Land to another part of the Retained Land over and along such road PROVIDED THAT neither the position, construction, retention or use of the road shall interfere with the uninterrupted use and enjoyment by Generation of the water outfall situated in or on the Demised Premises or of the railway sidings situated on the Demised Premises or the Retained Land PROVIDED THAT PowerGen or Properties shall keep such road in good and substantial repair and condition and PROVIDED FURTHER THAT Generation shall be entitled to block off or remove such road temporarily if reasonably necessary to carry out other works of repair, maintenance or construction on the Demised Premises subject to Generation having given reasonable written notice of such works to Properties and PowerGen and Generation causing as little damage as reasonably practicable to such road and making good or procuring the making good of all damage to the fabric thereof thereby occasioned.

3.       SERVICES

         The free and uninterrupted passage and running of water, soil, gas, electricity, telephone and other services from and to all other buildings and premises on the Retained Land through and along all conduits, pipes, drains, channels, watercourses, sewers, wires and cables or other conducting media which are now or may hereafter during the Perpetuity Period be in over or under the Demised Premises together with the right to connect into the same.

4.       ENTRY FOR WORKS AND FOR PURPOSES OF THIS LEASE

         The rights to enter the Demised Premises at all times in case of emergency and otherwise at all reasonable times on reasonable notice with or without workmen and others and all necessary appliances and materials for the purpose of:

         (a) decommissioning and demolishing the Drakelow "A" and "B" power stations comprised within the Retained Land;

         (b) inspecting, maintaining, cleansing, repairing, altering, testing, renewing and replacing, laying and making connections to the said ducts, conduits, pipes, drains, channels, watercourses, sewers, wires, and cables and other conducting media and all connections serving the Retained Land;

         (c) carrying out all works, operations or acts or doing any thing whatsoever comprised within PowerGen's obligations in respect of the Estate or (whether or not within the same) for which Generation is liable hereunder to make a contribution; and

         (d) for any purpose mentioned in paragraph 5 of Schedule 3 to the Clawback Debenture or in any of the documents mentioned in
                  Part 5 of this Schedule
         the persons exercising such rights causing as little damage as reasonably practicable to the Demised Premises and making good or procuring the making good of all damage to the fabric thereof thereby occasioned.

5.       ENTRY FOR POWERGEN'S WORKS

         To the extent that any of the works which are referred to in paragraph 2 of Schedule 4 of the Headlease or are otherwise the obligation of PowerGen pursuant to the Agreement for Lease have not been completed prior to the date of this Lease, the right to enter upon the Demised Premises at reasonable times and on reasonable written notice (save in case of emergency) with or without workmen and others and all necessary vehicles, plant, machinery, equipment, appliances and materials in order to carry out and complete the same.

6.       WORKS TO AND USE OF ADJOINING PREMISES

         At all times during the Term without reference to Generation or making any compensation to Generation therefor to:

         (a) execute or permit or suffer the execution of works or alterations on or to the Retained Land or the demolition, rebuilding, alteration or extension of any buildings or structures (including, but without prejudice to the generality of the foregoing, the demolition and decommissioning of the said Drakelow "A" and "B" power station) now or hereafter erected on such Retained Land;

         (b) use or deal with the Retained Land and such buildings and premises thereon in such manner as PowerGen may in its absolute discretion think fit.

7.       ACCESS FOR ENVIRONMENTAL INSPECTION

         If PowerGen or Properties is, or reasonably believes that it may be, liable under the Environmental Covenant or the Environmental Laws in respect of the Demised Premises, a right to enter the Demised Premises at reasonable times and upon reasonable written notice (save in case of emergency) with or without workmen, surveyors, consultants and all other persons authorized by PowerGen and/or Properties together with all necessary vehicles, plant, machinery, appliances and materials for the purpose of environmental inspection and the carrying out of all tests, surveys and reports as PowerGen shall in its absolute discretion consider appropriate whether on or under the surface of the Demised Premises and whether or not the same causes any damage to the Demised Premises PROVIDED THAT, in exercising such right, PowerGen or Properties (as appropriate) shall

         (a) make good or procure the making good of any damage so caused;

         (b) cause as little disruption and interference as reasonably practicable to the business carried on upon the Demised Premises;

         (c) comply with all reasonable regulations or instructions issued by Eastern;

         (d) ensure that adequate insurance cover against all insurable third party liability claims is maintained in respect of the works carried out under this paragraph 7.

8.       EMERGENCY ACCESS

         A right of way without interference through the Demised Premises in the event of fire or other emergency.

9.       SPORTS FACILITIES

         The right for ex-employees of CEGB and PowerGen (upon reasonable proof of identity and status) who are members of the sports and social club, to use the sports ground and sports and social facilities situated on the Demised Premises at all reasonable times in accordance with the normal hours of use thereof and in compliance with the rules and regulations from time to time of the sports and social club.


                                     PART 5
                        DOCUMENTS REFERRED TO IN CLAUSE 2


DATE                          Nature of Document            Parties

10th July 1950                Conveyance                    C F Gothard (1)
                                                            British Electricity
                                                            Authority
                                                            (2)

23rd January 1987             Conveyance                    CECB (1)
                                                            D Lewis and
                                                            K M Willoughby (2)

15th March 1988               Deed of Grant                 D Lewis and K M
                                                            Willoughby (1)
                                                            CEGB (2)

31st March 1990               Deed of Grant                 PowerGen (1) NGC
                                                            (2)

31st March 1990               Interface Agreement           NGC (1) PowerGen
                              ("Interface                   (2)
                              Agreement")



30th March 1990               Licence to Retain             CEGB (PowerGen
                              Assets                        Division)(1)
                              ("Licence to Retain           East Midlands
                              Assets")                      Electricity
                                                            Board (2)

31st March 1990               Lease ("NGC Lease")           PowerGen (1) NGC
                                                            (2)

20th February                 Wayleave Agreement            PowerGen (1)
1995                          ("Wayleave                    East Midlands
                              Agreement")                   Electricity
                                                            plc (2)

14th March 1988               Conveyance                    CEGB (1) R A
                                                            Bullivant (2)

22nd March 1995               Transfer                      PowerGen (1)
                                                            Roger Bullivant
                                                            Limited (2)

26th July 1962                Lease                         CEGB (1)
                                                            Trent River Board
                                                            (2)



                                     PART 6
                 ASH PIPELINE DOCUMENTS REFERRED TO IN CLAUSE 2


26th February 1970             Licence                      British Waterways
                                                            Board (1)
                                                            CEGB (2)

29th April 1970                Deed of Grant                Midland Gravel Co.
                                                            Ltd (1)
                                                            CEGB (2)

17th January 1972              Deed of Grant                Marley Tile Company
                                                            Ltd
                                                            (1)
                                                            CEGB (2)

24th November 1971             Deed of Grant                Sharp Bros & Knight
                                                            Ltd
                                                            (1)
                                                            CEGB (2)

18th May 1972                  Deed of Grant                Staffordshire
                                                            County
                                                            Council (1)
                                                            CEGB (2)

13th December 1960             Deed of Grant                Personal
                                                            Representatives of
                                                            G D Flatt (1)
                                                            CEGB (2)

25th January 1961              Agreement                    British Transport
                                                            Commission (1)
                                                            CEGB Midlands and
                                                            East
                                                            Midlands Regions
                                                            (2)

16th September 1963            Deed of Easement             Branston Gravels
                                                            Limited (1)
                                                            CEGB (2)

26th September 1962            Agreement                    British Transport
                                                            Commission (1)
                                                            CEGB Midlands
                                                            Project
                                                            Group (2)



                                     PART 7
               PERMITS AND OTHER DOCUMENTS REFERRED TO IN CLAUSE 2


Date                           Document                     Parties

2nd September 1963             Agreement for the            South Staffordshire
                               supply of mains              Waterworks Co Ltd
                               water to Drakelow            (1)
                               "C" Power Station            CEGB (2)

9th December 1970              Supplemental                 South Staffordshire
                               Agreement increase           Waterworks Co Ltd
                               in supply of water           (1) CEGB (2)
                               to 909,000 gallons
                               per day

20th April 1959                Consent to                   Ministry of Power
                               extension of
                               existing Drakelow
                               Generating Station

23rd December 1960             Variation of terms           Ministry of Power
                               of consent of 20
                               April 1959

22nd February 1966             License to                   Trent River
                               abstract water               Authority

21st March 1986                Consent for a                Severn Trent Water
                               discharge,                   Authority
                               Reference Number:
                               S34/S/7/275

28th December 1990             Land Drainage                National Rivers
                               Consent, Newbold             Authority
                               Quarry pipeline
                               and outfall
                               Consent Reference:
                               UT 2116

7th April 1993                 IPC Authorisation            Her Majesty's
                               Reference AA2925             Inspectorate
                                                            of Pollution

14th July 1994                 Variation of IPC             Her Majesty's
                               Authorisation                Inspectorate
                                                            of Pollution

27th March 1995                Variation of IPC             Her Majesty's
                               Authorisation                Inspectorate
                                                            of Pollution

23rd June 1995                 Variation of IPC             Her Majesty's
                               Authorisation                Inspectorate
                                                            of Pollution


          SCHEDULE 2:
            (not used)

                                   SCHEDULE 3:
                             GENERATION'S COVENANTS

1.       PAY RENT

         To pay to Properties the Rent, the Mobile Equipment Rent and other amounts payable under this Lease at the times and in manner as provided herein without any deduction, set-off or counterclaim except as aforesaid.

2.       PAY OUTGOINGS

         To pay and discharge all existing and future rates, taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or revenue or non-recurring nature and event though of a wholly novel character) ("charges") which are now or may at any time hereafter be assessed, charged, levied or imposed upon or payable in respect of the Demised Premises or on or by any estate owner, landlord, tenant or occupier in respect thereof (except (subject to paragraphs 21(d) and 22 of this Part of this Schedule) any charges or Clawback payable by PowerGen occasioned by receipt of any sums due under the Headlease hereunder or by the ownership of, or an actual dealing (including the grant of the Headlease and this Lease) by PowerGen with, its reversionary interest in the Demised Premises or any interest immediately or mediately reversionary to this Lease) and PROVIDED THAT Generation shall only be liable hereunder to pay rates (other than water rates) for the period from 1st April 1997.

3.       COMMON EXPENSES

         Without prejudice to the generality of any other covenant by Generation, to pay on demand a fair proportion of the costs and expenses of making, repairing, maintaining, rebuilding, renewing, replacing, lighting, insuring, connecting and cleansing all ways, roads, pavements, bridges, sewers, drains, pipes, channels, watercourses, gutters, wires, cables, boundary walls, fences, party walls, structures, open areas and other conveniences which shall at any time belong to or be used for the Demised Premises in common with other premises near or adjoining thereto.

4.       REPAIR

4.1 Subject to PowerGen's obligations under the Environmental Covenant and subject to paragraphs 4.2 and 4.3 of this Part of this Schedule and taking into account the state and condition of the Demised Premises at the date of this Lease and subject to wear and tear and use of the Demised Premises as a power station, to keep the Demised Premises safe;

4.2 Without prejudice to the generality of, and notwithstanding paragraph 4.1 above, to comply fully with any obligation contained or referred to in any of the documents listed in Parts 5, 6 and 7 of Schedule 1 for or relating to the repair, maintenance or renewing, replacing or rebuilding of anything comprised in, or anything in, under or on, the Demised Premises;

4.3 Subject to the provisions of Schedule 5, to keep the Strategic Spares (so far as any of the same has not been affixed to the Demised Premises during the Term) and the Mobile Equipment, so far as practicable available for use.

5.       CONDUCT OF SITE

         Prior to the Handover Date, save as may arise as a result of using the Demised Premises in accordance with paragraph 17 of this Schedule, not to do or permit anything to be done at or on the Demised Premises as shall materially increase the actual or contingent liabilities of PowerGen pursuant to the covenant on its part contained in paragraph 6 of Schedule 4 or its obligations under Schedule 5 of the Headlease.

6.       YIELD UP

         At the Termination of the Term:

         6.1 Immediately to make any payment then due to Properties pursuant to this Lease; and

         6.2 To yield up the Demised Premises (including the Mobile Equipment and the Strategic Spares so far as the same are still subsisting) unto Properties as shall be in accordance with the covenants and conditions contained in or imposed by virtue of this Lease and, unless released from compliance by Properties, to remove from the Demised Premises all tenant's and trade fixtures and fittings and Generation's furniture and effects and to remove any sign, writing or painting of the name or business of Generation and other persons from the Demised Premises.

7.       TRANSFER OF LICENSES, ETC.

         As soon as practicable after yielding up the Demised Premises to deliver up to Properties all written permissions, permits, licenses and authorisations for the operation of the Demised Premises and to use all reasonable endeavours to transfer or assign (to the extent possible and at Properties' cost and expense) to Properties or PowerGen (as the case may require) all such permissions, permits, licenses and authorisations in the name of Generation and where the consent of a third party is required for such assignment or transfer to join with PowerGen and/or Properties in the making of any necessary application therefore and to supply such assistance and information therewith as PowerGen and/or Properties shall reasonably require Provided always that Generation shall not be obliged to act as surety or guarantor or give any other form of security in relation to any such transfer or assignment.

8.       DECOMMISSIONING AND DEMOLITION

         To comply with the covenants and obligations on the part of Generation contained in Schedule 5.

9.       Permit entry for Landlord and others

9.1 To permit Properties and PowerGen and their servants, and other agents, their contractors and workmen and, to the extent lawfully entitled, the owner, tenants and occupiers of any adjoining or neighboring premises and their respective servants, agents and workmen with all necessary plant, machinery, equipment, tools and appliances at all times in case of emergency and otherwise at any reasonable times on reasonable prior notice without interruption or interference and subject to such safety requirements as Generation shall reasonably require to enter upon the Demised Premises and remain thereon for such period as shall be necessary:

         (a) to examine the Demised Premises to ensure that nothing has been done or omitted which constitutes or may be or tend to be a breach or nonperformance of any of the covenants contained in this Lease or the Headlease;

         (b) to exercise any rights excepted and reserved to Properties or PowerGen or such owners, tenants and occupiers and for any other purpose properly connected with the interest of Properties or PowerGen in the Demised Premises;

         (c) to inspect the Demised Premises for all purposes connected with the operation or implementation, or the proposed implementation, of Schedule 5 to the Headlease and Schedule 5 hereof and Generation shall furnish such information for the said purposes as may reasonably be requested by PowerGen.

9.2      To permit the persons authorized by, or referred to in, paragraph 5 of
         Schedule 3 to the Clawback Debenture to enter upon the Demised Premises for the purposes therein mentioned.

10.      REMEDY WANTS OF REPAIR AND ENTRY FOR LANDLORD ON DEFAULT

         Forthwith to proceed to repair and make good all wants of repair and defects of which notice shall be given by Properties and/or PowerGen to Generation and which Generation shall be liable to repair or make good provided always that if within two months or such shorter period as is reasonable from the date of such notice Generation shall fail to commence to repair and make good the matters prescribed in such notice then it shall be lawful for PowerGen, Properties and all persons authorized by either or them with workmen, servants, agents and others with or without all necessary plant, machinery, equipment, tools and appliances to enter into and stay upon the Demised Premises and repair and make good the same at the expense of Generation (but so that Properties' right of entry or any other right or remedy of Properties under this Lease shall not thereby be prejudiced).

11.      NOTICES

         As soon as practicable after receipt by Generation of any notice or communication from a competent authority affecting Properties or PowerGen's interest in the Demised Premises to give to Properties and PowerGen a copy thereof.

12.      STATUTORY REQUIREMENTS

         12.1 Save as provided in the Environmental Covenant, at the expense of Generation to comply with all Environmental Laws, Planning Acts and the Electricity Act 1989 relating to the Demised Premises or the use thereof and to execute at its own expense any work required to be carried out in or to the Demised Premises whether such work is required to be carried out by the owner or the occupier or any other person.

         12.2 Save as provided in the Environmental Covenant, not at any time to do omit or permit on or about the Demised Premises any act or thing by reason of which Properties or PowerGen may under any such European Laws, Planning Acts and the Electricity Act 1989 incur or have imposed upon it or becoming liable to pay any levy penalty damages compensation costs charges or expenses Provided that use of the Demised Premises in accordance with paragraph 17 of this Part of this Schedule and the PowerGen Standards shall not, of itself, constitute breach of this paragraph 12.2.

         12.3 Save as provided in the Environmental Covenant, to obtain all licenses, permissions and consents and to execute and do all works and things and to bear and pay all expenses required or imposed by any such

                  Environmental Laws, Planning Acts and the Electricity Act 1989 in respect of any works carried out by Eastern on the Demised Premises or of any user thereof.

13.      ALTERATIONS

         Prior to the Handover Date, if Generation make any alterations or additions in or to the Demised Premises which materially increase PowerGen's obligations pursuant to paragraph 6 of Schedule 4 and the provisions of Schedule 5 to the Headlease, then, save for alterations or additions required to comply with the provisions of paragraph 12 of this Schedule, Generation shall pay to Properties the reasonable increase in cost and expense incurred by PowerGen in complying with its said obligations.

14.      SIGNS

         Prior to the Handover Date, to display at the main and other entrances to the Demised Premises appropriate signs indicating that Generation is in occupation thereof and in all relevant locations appropriate warning signs and/or other instructional notices to those persons who may, from time to time, be upon the Demised Premises.

15.      FIRE PRECAUTIONS

         Prior the Handover Date, at all times during the Term at the expense of Generation to comply with all recommendations (whether legally enforceable or not) from time to time of the appropriate authority in relation to fire precautions affecting the Demised Premises and to keep and maintain sufficient fire fighting and extinguishing apparatus in and about the Demised Premises installed in compliance with such recommendations and with any legal requirements and any requirements of any insurer of the Demised Premises.

16.      SECURING PREMISES

16.1 Prior to the Handover Date, at all times of the day or night to keep the Demised Premises fully secured against intruders, unauthorised persons, vandalism and to provide such security arrangements and systems as may be necessary to comply with any requirement of any appropriate authority (whether legally enforceable or not).

16.2 Prior to the Handover Date, to maintain all external and security lighting in good condition and fully operational during night time working hours.

16.3 To erect and thereafter until the Handover Date maintain in a proper state of repair and condition such boundary fencing as is required for the safe operation of the Power Station at the Demised Premises or as is required by any statutory or other body or pursuant to any statutory or other obligation.

17.      USER

17.1 Prior to 31st March 2000 not to use those parts of the Demised Premises which are hatched black on Plan 1 annexed to this Lease such that their use is other than an activity for which an exemption or licence is required under Sections 5 or 6 of the Electricity Act 1989 or involving the distribution of electricity in so far as it does not require a licence under Section 6 of that Act and, subject thereto, to use the Demised Premises for the purposes of electricity generation substantially from the plant and equipment comprised in the Demised Premises at the date of this Lease and for other purposes ancillary thereto.

17.2     Prior to the Handover Date, to use all reasonable endeavours
         (a) not at any time to use the Demised Premises or any part thereof nor permit or suffer the same to be used in any way or for any purpose which may unnecessarily be a nuisance, damage or disturbance to the owners or occupiers of any premises adjoining or near the Demised Premises or the neighbourhood and (b) to use and operate the Demised Premises in such manner as engenders and fosters good relations with the communities in the locality of the Demised Premises and any representatives of such communities and, in particular, but without prejudice to the generality of the foregoing (i) to ensure that all lorries and other heavy or wide goods vehicles having access to the Demised Premises comply with all formal and informal agreements with such local communities and representatives including relating to the use of certain routes and any restrictions on the times or days at which such routes can be used, (ii) to take steps to inform the local communities of any unusual operations at the Demised Premises.

         Provided always that use of the Demised Premises in accordance with paragraph 17.1 of this Schedule shall not, of itself, constitute a breach of this paragraph 17.2.

17.3 Subject to the provisions of Schedule 5, only to use the Mobile Equipment at the Demised Premises.

17.4 Subject to the provisions of Schedule 5, only to use the Strategic Spares at the Demised Premises or at the premises comprised within the High Marnham Lease.

18.      PREVENT ENCROACHMENTS

         Not knowingly to permit any owner of any property, adjoining or near the Demised Premises to acquire any rights of way, light or air or other privilege easements or make any encroachment over against out of or upon the Demised Premises.

19.      ALIENATION

19.1 Save as provided in paragraph 19.2 of this Schedule, in relation to the whole or any part of those parts of the Demised Premises colored yellow on Plan 1 annexed to this Lease, on or before 1st April 2000, not to assign, transfer, underlease, charge, share occupation or part with or share possession, declare trusts over or otherwise deal with the same in any way whatsoever.

19.2 Not to assign the whole or any part of the Demised Premises save to a member of Eastern's Group (as such expression is used in the Agreement for Lease) without first obtaining from the assignee a covenant by deed with Properties and PowerGen to pay the rents and other amounts payable hereunder and to observe and perform all the covenants on the part of Generation and the condition as to user set out in paragraph 2 of Schedule 6 in such form as Properties and PowerGen shall reasonably determine having regard, in particular, to PowerGen's obligations and liabilities pursuant to the Clawback Debenture.

19.3 Within one month of every assignment, transfer, underlease or charge affecting the Demised Premises or any devolution of the estate of Generation therein or this Lease, to give notice in writing with particulars thereof to Properties and PowerGen and produce such assignment, transfer, underlease or charge or the Probate of the Will or Letters of Administration or other instrument, document, or evidence of such devolution or surrender or sharing with a certified copy thereof and in every case to pay to PowerGen a reasonable registration fee of not less than(pound)25.00 plus Value Added Tax thereon.

20.      COSTS

         To pay:

         (a) all legal costs and other professional fees and disbursements incurred by Properties and PowerGen and the costs and expenses of its duly authorized representatives in connection with or incidental to every application made by Generation for a consent or licence (whether the same be granted or refused or proffered subject to any lawful qualification or condition or whether the application be withdrawn);

         (b) all expenses including solicitors' costs and surveyors' fees incurred by Properties and/or PowerGen in contemplation of or incidental to the preparation and service of a notice under Section 146 of the Law of Property Act 1925 or of proceedings under Sections 146 and 147 of that Act notwithstanding that in any such case forfeiture is avoided otherwise than by relief granted by the Court;

         (c) all expenses including solicitors' costs, surveyors' fees and bailiffs' costs and commission incurred by Properties and PowerGen in connection with and incidental to any breach, non-performance or non-observance of any of the covenants on the part of Generation and the conditions contained in this Lease or in contemplation of the enforcement thereof including (but without prejudice to the generality of the foregoing) the service of all notices relating to and schedules recording dilapidations and wants of repair to the Demised Premises or of any negotiations in respect thereof;

         (d) all Value Added Tax incurred by Properties and/or PowerGen on or included in any amount reimbursable by Generation to Properties under this Lease.

21.      VALUE ADDED TAX

         Where any payment due under or by virtue of this Lease or the grant of it is a payment on which Value Added Tax is or may be chargeable (by reason of an election of PowerGen or otherwise) to pay the amount of such tax in respect of the payment at the rate applicable to that payment.

22.      ASH AND WASTE PRODUCTS DISPOSAL CONTRACTS AND RAILWAY
         AGREEMENTS

         Without prejudice to PowerGen's obligations contained in the Agreement for Lease to use its reasonable endeavours to enter into such agreements for the disposal of ash and all other Waste and such agreements relating to the position, use and operation of the railway sidings and any ancillary structures and equipment serving the Demised Premises from time to time as are necessary (in Generation's reasonable opinion) for the safe and proper operation of the Power Station comprised within the Demised Premises PROVIDED THAT nothing contained in this paragraph shall require Generation to enter into any such agreements which would constitute renewals of agreements having expired prior to Completion or new agreements in respect of which no agreement was in place prior to Completion.

23.      COMPLY WITH TITLE MATTERS

23.1 To perform and observe all the covenants, conditions and provisions contained or referred to in the documents referred to in Parts 5, 6 and 7 of Schedule 1 so far as the same relate to the Demised Premises and are still subsisting and capable of being enforced.

23.2 To perform and observe all the covenants, conditions and provisions affecting the Demised Premises and on the part of the Landlord to be observed and performed contained in the Headlease (except the covenants to pay the Premium (as defined in the Headlease) and the rents payable thereunder).

23.3 Without prejudice to the generality of paragraph 23.1 above, to permit NGC and (in relation to sub-paragraph 23.2(i) only) East Midlands Electricity plc having an interest or right in relation to any part of the Demised Premises (whether directly or as part of the Estate) to exercise all rights pursuant to:

         (i)          the Licence to Retain Assets;

         (ii)         the NGC Lease;

         (iii)        the Interface Agreement; and

         (iv)         the Wayleave.

24.      HANDOVER

         On the Handover Date Generation shall give Properties and PowerGen possession of so much of the Demised Premises as may be required to enable PowerGen to comply with its obligations set out in Schedule 5 to the Headlease.


                                   SCHEDULE 4:
                              PROPERTIES' COVENANTS

1.       QUIET ENJOYMENT

         Generation paying the Rent and other rents and charges payable under this Lease and performing and observing the several covenants and stipulations on the part of Generation contained in this Lease may peaceably and quietly hold and enjoy the Demised Premises during the Term without any lawful interruption or disturbance from or by Properties or any person rightfully claiming under or in trust for it or by title paramount.

2.       PERFORMANCE OF THE HEADLEASE

         To pay the rents reserved by the Headlease and to perform so far as Generation is not liable for such performance under the terms of this Lease the covenants and conditions on the part of the lessee contained in the Headlease.

3.       POWERGEN'S CONSENT

         To take all reasonable steps to obtain the consent of PowerGen wherever Generation makes application for any consent required under this Lease where the consent of both Properties and PowerGen is needed by virtue of this Lease and the Headlease.

4.       ENFORCE THE HEADLEASE

         At the request of Generation to take all reasonable steps to enforce the covenants on the part of PowerGen contained in the Headlease.

5.       CONTRIBUTION TO EXPENSES

         Without prejudice to the generality of any other covenant or obligation by Properties, to pay on demand (to Generation or PowerGen or such other third party as shall be relevant) a fair proportion of the costs and expenses of making, repairing, maintaining, rebuilding, renewing, replacing, lighting, insuring, connecting and cleansing all ways, roads, pavements, bridges, sewers, drains, pipes, channels, watercourses, gutters, wires, cables, boundary walls, fences, party walls, structures, open areas and other conveniences (including, for the avoidance of doubt, the inlet culvert referred to in paragraph 4 of
         Part 3 of Schedule 1) which shall at any time belong to or be used for the Retained Land in common with the Demised Premises or other premises near or adjoining thereto.


                                   SCHEDULE 5:
                          DECOMMISSIONING ARRANGEMENTS

1. When Generation has ceased using the Demised Premises for the purpose of generating electricity, it may give Properties and PowerGen notice of its intention to require Properties to enforce PowerGen's covenant to carry out its obligations under Schedule 5 of the Headlease pursuant to paragraph 4 of Schedule 4 of the Headlease.

2. Prior to the Handover Date, Generation shall ensure that all the electrical connections and all electrical equipment comprised within the Demised Premises and, to the extent that it is comprised within the Demised Premises, the electrical plant and equipment within the NGC substation adjoining the Demised Premises are made electrically and mechanically safe. Generation shall comply with any obligation of NGC in relation thereto.

3. Prior to the Handover Date, Generation shall ensure that all contracts relating to the operation and maintenance of the Power Station (save for those relating to the security thereof) are terminated and that all contractors and contractors equipment have left the Demised Premises.

4. At the Handover Date, such of the Strategic Spares as shall then be in existence and all of the Mobile Equipment will be returned to Properties (or if Properties so requires) PowerGen for its own absolute use and thereafter such items shall cease to be part of the Demised Premises.


                                   SCHEDULE 6:
                      PROVISOS AGREEMENTS AND DECLARATIONS

1.       FORFEITURE

         This Lease is made on the express condition that if and whenever there shall be a breach, non-performance or non-observance of the covenant contained in paragraph 17.1 of Schedule 3 then Properties or its agents may at any time thereafter and notwithstanding the waiver or implied waiver of any previous right of re-entry arising under this Lease re-enter upon the Demised Premises or any part thereof in the name of the whole of the Demised Premises whereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to Properties in respect of payment of the rent or other breach or non-performance or non-observance of any condition covenant or agreements on the part of Generation contained in this Lease or otherwise Provided always that if PowerGen gives notice to Properties prior to exercising its rights pursuant to this paragraph, Properties shall give to Generation a copy of such notice as soon as practicable following receipt.

2.       NOTICES

         All notices to be given under this Lease shall be in writing and
         Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to the service of all such notices and in case of any notice to be served on Generation such notice shall also be duly served if left at the Demised Premises or sent to the last known address of Generation.

3.       L & T A COMPENSATION EXCLUSION

         Subject to the provisions of sub-section (2) of Section 38 of the Landlord and Tenant Act 1954 neither Generation nor any assignee or underlessee (whether immediate or derivative) of the Term or of the Demised Premises shall be entitled on quitting the Demised Premises to any compensation under Section 37 of such Act or under any corresponding provisions in any Act amending or replacing the same.

4.       INTEREST ON UNPAID RENTS AND OTHER MONEYS

         If the Rent or any other amounts payable hereunder shall not be paid to Properties within seven days of the due date for payment thereof then Generation shall pay to Properties with any such sums (but without prejudice to all or any other rights or remedies of Properties under this Lease) interest thereon at the Prescribed Rate calculated on a day-to-day basis (and compounded with rests on the Rent Days) from the date on which the same became due and payable or (if earlier) the date of expenditure by Properties down to the date of payment or reimbursement by Generation (and as well after as before any judgment).

6.       NON-ACQUISITION OF EASEMENTS

         Except as expressly herein provided Generation shall not by implication of law or otherwise be entitled to any estate or any right privilege or easement whatsoever nor shall Generation by virtue or in respect of the Demised Premises or this Lease be deemed to have acquired or be entitled nor shall it during the Term acquire or become entitled by length of enjoyment prescription or any other means to any such estate right privilege or easement.

7.       RENT ACCEPTANCE WHEN BREACH EXISTS

         No demand for or acceptance or receipt of the Rent or any other rents or any payment on account thereof shall operate as a waiver by Properties of any right which Properties may have to forfeit this Lease or re-enter the Demised Premises by reason of any breach of covenant by Generation or otherwise notwithstanding that Properties may know or be deemed to know of such at the time of demand, acceptance or receipt.

8.       DISPUTES

         In the event of any dispute or difference between the parties touching or concerning any matter or thing arising out of this Lease or as to the rights, duties or obligations of the parties hereunder, such dispute or difference shall be referred to some independent and fit person to be nominated by the President for the time being of the Royal Institution of

         Chartered Surveyors (save in the case of any dispute or difference relating to the construction of this Lease when such nomination shall be made by the President for the time being of the Law Society) on the application of either party and the decision of such nominee shall be final and binding on the parties Provided that in every case the nominee appointed shall be entitled to act as an expert and not as an arbitrator in any case where he expresses his willingness so to act and neither party objects to him so acting within twenty-one days of his statement that he is willing to do so and (subject to the foregoing) the provisions of the Arbitration Acts 1950- 1979 shall apply.

9.       LIABILITY FOR INDIRECT DAMAGE

         Neither party shall be liable to the other for any loss of profit, loss of use, loss of production, loss of contracts or for any other indirect or consequential damage that may be suffered by the other.

10.      JURISDICTION

         The High Court of Justice in England shall have non-exclusive jurisdiction to entertain any action or proceedings whatsoever in respect of this Lease or any provision thereof or any matter or thing arising under or by virtue or consequent upon this Lease.


                                   SCHEDULE 7

                                     PART I
                                MOBILE EQUIPMENT

         ASSET                      DESCRIPTION               IDENTIFICATION NO:

         Terrex TS40                Coal Scraper/Loader

         Terrex TS40                Coal Scraper/Loader

         Terrex TS40                Coal Scraper/Loader

         Terrex TS40                Coal Scraper/Loader

         JCB 700                    Excavator

         Caterpillar D8N            Bulldozer

         Caterpillar D8N            Bulldozer

         Caterpillar 980C           Wheelloader x 2

         Schaefe                    Wheelloader

         Hunslett Diesel Locomotive


                                     PART 2
                                STRATEGIC SPARES

The following strategic spares are held in a used but serviceable condition

EE35OMW Alternator Rotor, Unit 9/10
EE35OMW Generator Stator, Unit 9/10
EE35OMW LPI LP Rotor
EE35OMW LP2 LP Rotor
Reyrolle 275kV Circuit breaker

The following strategic spares are held in situ or in operation but are surplus to the requirements for 3 unit operation

1 Cooling tower
1 CW pump
1 River water make-up pump
1 Hydrogen generation plant
1 Unit 11 Generator transformer


                                   SCHEDULE 8

1.1 In this Schedule "review date" means the expiration of the eighth year of the Term and every fifth year thereafter and 'review period' means the period starting with any review date up to the next review date or, in the case of the final review period, starting with the last review date up to the end of the Term.

1.2 Properties may by giving to Generation prior written notice elect to review the Rent on any review date. The Rent thirty-one million two hundred and fifty thousand pounds ((pound)31,250,000) during each successive review period shall be ascertained as herein provided subject only to the provisions of clause 1.4(E) of this Schedule.

1.3 Such revised Rent for any review period may be agreed at any time between Properties and Generation or (in the absence of agreement) determined not earlier than the relevant review date by an arbitrator such arbitrator to be nominated in the absence of agreement by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors on the application of Properties or Generation made not earlier than six months before the relevant review date but not later than the end of the relevant review period and so that in the case of such arbitration the revised Rent to be awarded by the arbitrator shall be such as he shall decide is the yearly rent at which the Demised Premises might reasonably be expected to be let at the relevant review date:

         (A)      On the following assumptions at that date:

                  (i)      that the Demised Premises:

                      (a) are available to let on the open market without a fine or premium with vacant possession by a willing landlord to a willing tenant for a the residue then unexpired of the term of this lease;

                      (b) are to be let subject to the terms of this Lease (other than the amount of the rent hereby reserved but including the provisions for review of that rent);

         (B) But disregarding any increase in rental value of the Demised Premises attributable to the existence at the relevant review date of any improvement to the Demised Premises or any part thereof carried out with consent where required otherwise than in pursuance of an obligation to Properties or its predecessors in title except obligations requiring compliance with statutes or directions of local authorities or other bodies exercising powers under statute or Royal Charter either
                  (a) by Generation its sub-tenants or their respective predecessors in title during the term or during any period of occupation prior thereto arising out of an agreement to grant such term or (b) by any tenant or sub-tenant of the Demised Premises before the commencement of the Term so long as the Properties or its predecessors in title have not since the improvement was carried out had vacant possession of the relevant part of the Demised Premises.

1.4 it is hereby further provided in relation to the ascertainment and payment of revised Rent as follows:-

         (A) The arbitration shall be conducted in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force with the further provision that if the arbitrator nominated pursuant to sub-clause 1.3 hereof shall die or decline to act as the President for the time being of the Royal Institution of Chartered Surveyors or the person acting on his behalf may on the application of either the Properties or Generation by writing discharge the arbitrator and appoint another in his place

         (B) When the amount of any Rent to be ascertained or payable as herein provided shall have been so ascertained or payable a memoranda thereof shall thereupon be signed by or on behalf of Properties and Generation and annexed to this lease and counterpart thereof and the parties shall bear their own costs in respect thereof.

         (C)      (i)      If the revised Rent payable on and from any
                           review date has not been agreed by that review date
                           Rent shall continue to be payable at the rate previously payable and forthwith upon the revised rent being ascertained:

                      (a) Generation shall pay to Properties any shortfall between the Rent and the revised Rent payable up to and on the preceding quarter day together with interest on any shortfall at the seven-day deposit rate of National Westminster Bank plc such interest to be calculated on a day-to-day basis from the relevant review date on which it would have been payable if the revised Rent had then been ascertained to the date of actual payment of any shortfall; and

                      (b) Properties shall pay to Generation any excess between the Rent and the revised Rent payable up to and on the preceding quarter day together with interest in any excess at the seven day deposit rate of National Westminster Bank PLC on the same basis as in sub-paragraph
                                (a) of this present sub-clause (C)(i).

                  (ii) For the purposes of this proviso the revised Rent shall be deemed to have been ascertained on the date when the same has been agreed between Properties and Generation or as the case may be the date of the award of the arbitrator.

         (D) If either Properties or Generation shall fail to pay any costs awarded against it in an arbitration under the provisions hereof within twenty-one days of the same being demanded by the arbitrator the other shall be entitled to pay the same and the amount so paid shall be repaid by the party chargeable on demand.

         (E) If the Handover Date shall fall at any time on or after the eighth anniversary of the Term the Rent payable hereunder shall from the Handover Date become the Basic Rent unless and until otherwise reviewed on the next or any subsequent review date.


EXECUTED as a DEED                          )
under the COMMON SEAL                       )
of EASTERN MERCHANT                         )
PROPERTIES LIMITED                          )
in the presence of:


                              Authorized Signatory



EXECUTED as a DEED                          )
under the COMMON SEAL                       )
of EASTERN MERCHANT                         )
GENERATION LIMITED                          )
in the presence of:                         )

                              Authorized Signatory